Exhibit 10.1

AGREEMENT

This agreement (this “Agreement”) is entered into as of January 10, 2014, by and among Prospect Global Resources, Inc., a Nevada corporation (“Prospect”), Apollo Management VII, L.P., a Delaware limited partnership (“Apollo Management”), and Apollo Commodities Management, L.P., a Delaware limited partnership with respect to Series I (“Apollo Commodities” and together with Apollo Management, “Apollo”).

Reference is made to the (i) Promissory Note dated March 7, 2013, issued by Prospect to Apollo Management, as amended (the “Apollo Management Note”), (ii) Promissory Note dated March 7, 2013, issued by Prospect to Apollo Commodities, as amended (the “Apollo Commodities Note” and together with the Apollo Management Note, the “Apollo Notes”), (iii) Senior First Priority Secured Promissory Note dated August 1, 2012, issued by Prospect Global Resources, Inc., a Delaware corporation, to The Karlsson Group, Inc. (“Karlsson”), an Arizona corporation, as amended (the “Karlsson Note”), and (iv) the Fourth Extension Agreement (as in effect on the date hereof, the “Fourth Extension Agreement”) among Karlsson, Prospect and the other parties thereto.

Apollo and Prospect hereby acknowledge and agree that (i) upon retirement or extinguishment of the Karlsson Note on or before March 10, 2014 (the “Karlsson Buy-Out”) in accordance with the terms of the Fourth Extension Agreement, and in any event for consideration with aggregate value less than or equal to 17.0% of the aggregate amount outstanding thereunder (including in respect of accrued interest and tax gross-up obligations) and (ii) subject to the simultaneous (a) delivery to Apollo by Prospect of a release in a form acceptable to Apollo, (b) execution and delivery of a registration rights agreement by Prospect and Apollo in connection with the Shares in a form acceptable to Apollo and in no event less favorable to Apollo than the registration rights agreement entered into by Prospect and Karlsson as of August 1, 2012 and (c) execution and delivery of a customary issuance agreement by Prospect and Apollo in connection with the issuance of the Shares to Apollo in a form acceptable to Apollo, Apollo Management and Apollo Commodities, respectively, shall accept in full satisfaction of any amounts then outstanding under the Apollo Notes (the “Note Satisfaction”) a number of shares of common stock of Prospect in accordance with the following formula (the “Shares”):

CS = 17.0% x (PI/AP)

WHERE

CS                                equals the number of shares of common stock of Prospect to be issued to Apollo Management and Apollo Commodities, respectively, upon the consummation of the Karlsson Buy-Out.

PI                                    equals the outstanding principal and accrued and unpaid interest on the applicable Apollo Note upon the consummation of the Karlsson Buy-Out.

AP                                equals the price per share of common stock of Prospect, which price shall be equal to either (a) (i) if the money raised for the Karlsson Buy-Out is in the form of an Equity Issuance, then the price per share of common stock of Prospect issued in such Equity Issuance or (ii) if the money raised for the Karlsson Buy-Out is in the form of a security convertible into common stock of Prospect, the conversion price per share of common stock contemplated by such convertible security; provided that, notwithstanding anything to the contrary in this Agreement, in both of such subclauses (i) and (ii), AP shall not exceed the price per share calculated in accordance with the following clause (b), or (b) if the money raised for the Karlsson Buy-Out is not in the form of an Equity Issuance or a security convertible into common stock of Prospect, the volume weighted average price of the common stock of Prospect for the [five (5)] trading days immediately following the date of consummation of the Karlsson Buy-Out (or, if later, the date that the consummation of the Karlsson Buy-Out and the material terms of the capital raise in connection therewith have been publicly disclosed). “Equity Issuance” shall mean any issuance or sale by Prospect of shares of its common stock for the purposes of consummating the Karlsson Buy-Out.

Apollo further acknowledges and agrees that the ten percent (10%) prepayment requirement set forth in Section 1(c) of the Apollo Notes shall not apply to the first $1,000,000 in Financings (as such term is defined in the Apollo Notes) that Prospect arranges on or after December 10, 2013 and of which it receives the proceeds on or before March 10, 2014.

Except as expressly modified in this Agreement, all provisions of the Apollo Notes are and shall remain unchanged and shall continue in full force and effect, and the parties thereto and hereto shall continue to have all their rights and remedies under the Apollo Notes. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed by the parties hereto on any number of separate counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of law. Each of the parties hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of or relating to this Agreement. No amendment or waiver of this Agreement shall be valid or binding unless contained in a writing agreement executed by each of the parties hereto.

Each of the parties hereto acknowledges and agrees that if the Note Satisfaction is not consummated on or prior to March 10, 2014 then this Agreement shall be null and void and of no further force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

Prospect Global Resources, Inc.

By:	/s/ Damon Barber
Name:	Damon Barber
Title:	President, CEO and Secretary

Apollo Management VII, L.P.

By:	AIF VII Management, LLC,
its General partner

By:	/s/Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

Apollo Commodities Management, L.P.
with respect to Series I

By:	Apollo Commodities Management GP, LLC,
its General Partner

By:	/s/Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President